QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-182054, 333-180646, 333-107442, 333-85242, 333-73244, 333-47980 and 333-87791 on Form S-8 of our report dated December 11, 2012, relating to the consolidated financial statements of Keynote Systems, Inc. and subsidiaries (the "Company"), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company's method for recognizing revenue for multiple-element arrangements, and our report dated December 11, 2012, on the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Keynote Systems, Inc. for the year ended September 30, 2012.

/s/ Deloitte & Touche LLP

San Jose, California
December 11, 2012

QuickLinks

  Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM